Exhibit 10.1

EXHIBIT A
to the
TRANSPORTATION SERVICE AGREEMENT
between EQUITRANS, L.P.
and
EQT ENERGY, LLC,

pursuant to Rate Schedule FTS
Contract No. 852 Dated 09/24/2014

Date of this Exhibit A: 12/ 6 /2021

Effective Date of this Exhibit A: 1/1/2022

Supersedes Exhibit A Dated: 8/12/2020

1. Notices and Correspondence shall be sent to:

Equitrans, L.P.

2200 Energy Drive
Canonsburg, PA 15317
Attn: Gas Transportation Dept.
Phone: (412) 395-3230
E-mail Address: TransportationServices@equitransmidstream.com

EQT ENERGY, LLC

Address:
625 Liberty Avenue Suite 1700

Pittsburgh, PA 15222

Representative: EQT Energy Scheduling
Phone: 412-395-2609
E-mail Address: EEScheduling@eqt.com
DUNS: 03-585-8708
Federal Tax I.D. No.: 02-0750473
Other contact information if applicable:

2. Service Under this Agreement is provided on:

X	Mainline System (includes the Sunrise Transmission System and the Ohio Valley Connector)

Allegheny Valley Connector

3. Maximum Daily Quantity (MDQ):

Base MDQ (Dth)	Winter MDQ (Dth)	Effective Date
1,035,000	1,035,000	1/1/2022

4. Primary Receipt and Delivery Point(s)

Primary Receipt Point(s)** (Meter No. and/or Meter Name)	Base MDQ Allocation	Winter MDQ Allocation	Effective Date
24605 – Mobley	40,000 dth	40,000 dth	1/1/2022
M5259543 – McIntosh	100,000 dth	100,000 dth	1/1/2022
17172 – Hopewell Ridge	125,000 dth	125,000 dth	1/1/2022
17112 – Callisto	300,000 dth	300,000 dth	1/1/2022
M5414023 – Flower	80,000 dth	80,000 dth	1/1/2022
M5414021 – Bowlby	80,000 dth	80,000 dth	1/1/2022
11795 – Jupiter	270,000 dth	270,000 dth	1/1/2022
M5424301 – White’s Ridge	40,000 dth	40,000 dth	1/1/2022

** Receipt point MDQs do not include quantities required for retainage.

Primary Delivery Point(s) (Meter No. and/or Meter Name)	Base MDQ Allocation	Winter MDQ Allocation	Effective Date
11027 – Pratt to DTI	230,000 dth	230,000 dth	1/1/2022
73705 – Morris 2	425,000 dth	425,000 dth	1/1/2022
73713 – Jefferson	330,000 dth	330,000 dth	1/1/2022
24438 – Pickenpaw to TCO	50,000 dth	50,000 dth	1/1/2022

5. Effective Date and Term: This Exhibit A is effective 1/1/2022 and continues in full force and effect through the first day of the month immediately following the date on which Equitrans, L.P. is authorized by FERC to commence service on the OVCX Project (“OVCX In-Service Date”).* For agreements twelve (12) months or longer, Customer and/or Equitrans may terminate the agreement at the end of the primary term by providing at least six (6) months prior written notice of such intent to terminate.

 At the expiration of the primary term, this Exhibit A has the following renewal term
(choose one):

_X___ no renewal term
____ through _______________ *
____ for a period of _______________ *
____ year to year* (subject to termination on six (6) months prior written notice)
____ month to month (subject to termination by either party upon ___ days written notice prior to contract expiration)
____ other (described in section 6 below)

* In accordance with Section 6.28 of the General Terms and Conditions, a right of first refusal may apply; any contractual right of first refusal will be set forth in Section 6 of this Exhibit A.

6. Other Special Provisions:

None.

IN WITNESS WHEREOF, Customer and Equitrans have executed this Exhibit A by their duly authorized officers, effective as of the date indicated above.

CUSTOMER:			EQUITRANS, L.P.:

By	/s/ Keith Shoemaker	12/4/2021	By	/s/ Diana M. Charletta	12/6/2021
	Keith Shoemaker	(Date)		Diana M. Charletta	(Date)

Title:	Senior Vice President, Commercial EQT Energy, LLC	Title:	President and Chief Operating Officer

OPTIONAL EXHIBIT C

to the

TRANSPORTATION SERVICE AGREEMENT

between EQUITRANS, L.P.

and

EQT ENERGY, LLC,

pursuant to Rate Schedule FTS

Contract No. 852 Dated 9/24/2014

Date of this Exhibit C: 12/ 6 /2021

Effective Date of this Exhibit C: 1/1/2022

Supersedes Exhibit C Dated: 04/01/2019

Negotiated Rate Agreement

1.    In accordance with Section 6.30 of the General Terms and Conditions of Equitrans’ Tariff, Equitrans and Customer agree that the following negotiated rate provisions will apply under the Agreement:

Monthly Reservation Rate	9.133 per Dth
Commodity Rate	$0.00 per Dth
Authorized Overrun Rate	$0.25 per Dth
Customer shall pay the applicable FERC ACA surcharge.

In addition, Customer shall pay the fuel usage, lost and unaccounted for gas percentage retainage factor to recover actual fuel usage, lost and unaccounted for gas based on the following calculation. Equitrans will initially retain 0.63% of Customer’s nominated receipts volumes to recover fuel, lost and unaccounted for gas. Equitrans will track the actual experienced fuel and lost and unaccounted for gas experienced to provide transportation service on the Mainline System. Equitrans will account for the under or over recovered fuel and lost and unaccounted for gas associated with this Agreement in FERC Account 186. Beginning with the Effective Date, Equitrans shall adjust the Retainage Factor from time to time, but at least on an annual basis, to more accurately reflect actual experienced fuel and lost and unaccounted for gas; however, in no event will the Retainage Factor be less than zero. Equitrans shall file with the Commission for approval to adjust the Retainage Factor to reflect changes in the actual experienced fuel and unaccounted for gas on the Mainline System. The resulting Retainage Factor shall be effective until the effective date of Equitrans’ next succeeding filing to update the Retainage Factor for this Agreement.

The negotiated rates including the retainage rates to recover actual fuel and lost and unaccounted for gas will only apply to nominations to off-system interstate pipeline interconnects. Any nominations to other points will be subject to the posted Tariff Retainage Rates and the Pipeline Safety Cost Rate.

Shipper shall also be subject to any FERC mandated surcharges, imposed by FERC on an industry wide and generally applicable basis to shippers on interstate pipelines. Transporter shall assess the impact of any such FERC proposed surcharge on its Shippers and use commercially reasonable efforts to minimize the application or impact of such surcharge on Transporter’s Shippers, provided that such efforts by Transporter shall not include any obligation on or risk to Transporter of cost responsibility for such surcharge.

Except as expressly stated herein, Equitrans’ applicable maximum rates and charges set forth in the Statement of Rates of its Tariff continue to apply.

2.    Customer acknowledges that it is electing Negotiated Rates as an alternative to the rates and charges set forth in the Statement of Rates of Equitrans’ Tariff applicable to Rate Schedule FTS, as revised from time to time.

3.    This Exhibit C is effective 1/1/2022 and continues in full force and effect through the first day of the month immediately following the date on which Equitrans, L.P. is authorized by FERC to commence service on the OVCX Project (“OVCX In-Service Date”).

4.    In the event any provision of this Exhibit C is held to be invalid, illegal or unenforceable by any court, regulatory agency, or tribunal of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions, terms or conditions shall not in any way be affected or impaired thereby, and the term, condition, or provision which is held illegal or invalid shall be deemed modified to conform to such rule of law, but only for the period of time such order, rule, regulation, or law is in effect.

5.    Other Special Provisions:

None.

IN WITNESS WHEREOF, Customer and Equitrans have executed this Exhibit C by their duly authorized officers, effective as of the date indicated above.

CUSTOMER:			EQUITRANS, L.P.:

By	/s/ Keith Shoemaker	12/4/2021	By	/s/ Diana M. Charletta	12/6/2021
	Keith Shoemaker	(Date)		Diana M. Charletta	(Date)

Title:	Senior Vice President, Commercial EQT Energy, LLC	Title:	President and Chief Operating Officer

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